From: **Paul James** <paulj@niemeyer.com.au>
Date: Mon, 6 Jan 2025, 3:16 pm
Subject: Exercise of Option - 29 Anvil Rd
To: sahil@innovationbev.com <sahil@innovationbev.com>
Cc: Julie Speros <julies@niemeyer.com.au>

Good afternoon Sahil,

This email is confirmation of our recent conversation to take up the 1 Year Lease Option (on the 21/4/2025).

As you are aware, there will be a reconciliation of the Outgoings and the rent will increase by the greater of CPI or 4%, as per the Lease.

I look forward to working with you guys for another year.

Kind Regards,

**Paul James**
**BSc. Dip.Ed. LREA**
Sales Manager Sydney West

**Mobile** 0425 303 743

**Email**
paulj@niemeyer.com.au

**Website** http://www.commercialproperty.net

Form: 07L
Release: 4·7

# LEASE

New South Wales
Real Property Act 1900

Leave this space clear. Affix additional pages to the top left-hand corner.

**PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.**

**STAMP DUTY** Insert Duties Assessment No. as issued by Revenue NSW Office.
Duties Assessment No.

(A) **TORRENS TITLE** Property leased
FOLIO IDENTIFIER: 6/245831

(B) **LODGED BY**

| Document Collection Box | Name, Address or DX, Telephone, and Customer Account Number if any. | | CODE |
|---|---|---|---|
| | PSK Legal<br>Shop 8/36-44 John Street, Lidcombe NSW 2141 | | L |
| | Email: | michelle.uk.kwon@gmail.com | |
| | Reference: | RBKTrust29Anvil:24090309 | |

(C) **LESSOR**
RBK FAMILY PTY LTD (ACN 137 983 567)

The lessor leases to the lessee the property referred to above.

(D) Encumbrances (if applicable):

(E) **LESSEE**
INNOVATION BEVERAGE GROUP LIMITED (ACN 625 701 420)

(F) **TENANCY:**

(G) 1. **TERM** ONE (1) YEAR
2. **COMMENCING DATE** 22 APRIL 2024
3. **TERMINATING DATE** 21 APRIL 2025
4. With an **OPTION TO RENEW** for a period of ONE (1) YEAR
set out in clause 4 of ANNEXURE A
5. With an **OPTION TO PURCHASE** set out in clause N.A. of
6. Together with and reserving the **RIGHTS** set out in clause N.A. of
7. Incorporates the provisions or additional material set out in **ANNEXURE(S)** A&B&C hereto.
8. Incorporates the provisions set out in N.A.
No.
9. The **RENT** is set out in item No. 10 of ANNEXURE A

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.

2005

DATE

(H) Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company: RBK FAMILY PTY LTD ACN 137 983 567

Authority: section 127 of the Corporations Act 2001

| | |
|---|---|
| Signature of authorised person: | Signature of authorised person: |
| Name of authorised person: BOK-KYUN RO | Name of authorised person: HEA KYUNG HWANG |
| Office held: Director | Office held: Director |

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company: INNOVATION BEVERAGE GROUP LIMITED ACN 625 701 420

Authority: section 127 of the Corporations Act 2001

| | |
|---|---|
| Signature of authorised person: | Signature of authorised person: |
| Name of authorised person: SAHIL BERI | Name of authorised person: DANIEL JOSEPH LANSKEY |
| Office held: DIRECTOR | Office held: DIRECTOR |

(I) **STATUTORY DECLARATION***

I

solemnly and sincerely declare that—

1. The time for the exercise of option to in expired lease No. has ended; and
2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900.

Made and subscribed at in the State of New South Wales on

in the presence of of ,

☐ Justice of the Peace (J.P. Number: ) ☐ Practising Solicitor

☐ Other qualified witness *[specify]* ,

\# who certifies the following matters concerning the making of this statutory declaration by the person who made it:

1. I saw the face of the person *OR* I did not see the face of the person because the person was wearing a face covering, but I am satisfied that the person had a special justification for not removing the covering; and
2. I have known the person for at least 12 months *OR* I have confirmed the person's identity using an identification document and the document I relied on was a *[Omit ID No.]*

Signature of witness: Signature of applicant:

* As the services of a qualified witness cannot be provided at lodgment, the declaration should be signed and witnessed prior to lodgment. # If made outside NSW, cross out the witness certification. If made in NSW, cross out the text which does not apply.

*** s117 RP Act requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.*

# ANNEXURE A – RETAIL LEASE 2021

**Lessor:** RBK FAMILY PTY LTD (ACN 137 983 567) ATF RBK FAMILY TRUST (ABN 39 302 827 426)

**Lessee:** INNOVATION BEVERAGE GROUP LIMITED (ACN 625 701 420)

This annexure consists of ______ pages.

**NOTE**: Any alterations and additions to Lease Covenants in Annexure B **must** be made by additional clauses in Annexure A. The printed clauses in Annexure B are to remain in their copyright form without alteration.

## SCHEDULE OF ITEMS

| | | |
|---|---|---|
| Item 1 (cl 1.8) | **Property:** | 29 ANVIL ROAD, SEVEN HILLS NSW 2147 |
| Item 2 (cls 3, 6.2.7) | **Additional leased property:** | |
| Item 3 (cl 1.4) | **Lessor** Name: ACN/ABN: | RBK FAMILY PTY LTD (ACN 137 983 567) ATF RBK FAMILY TRUST (ABN 39 302 827 426) |
| (cl 14.2) | **Address for service of notices** Street address: | Niemeyer Real Estate (Property manager: Tracy Le) 20/60Marigold St,Revesby(POBox 49,Revesby North NSW2212) Ph: 1300 70 10 10 M: 0417 486 541 (Tracy Le) |
| | Fax: | |
| | Email: | tracel@niemeyer.com.au |
| Item 4 (cl 1.5) | **Lessee** Name: | INNOVATION BEVERAGE GROUP LIMITED |
| | ACN/ABN: | ACN 625 701 420 |
| (cl 14.2) | **Address for service of notices** Street address: | 29 ANVIL ROAD, SEVEN HILLS NSW 2147 |
| | Fax: | |
| | Email: | |
| | **TENANCY (inc. share):** | |

| | | | |
|---|---|---|---|
| Item 5 (cl 1.6, 13.1) | A. | **The guarantor:** | SAHIL BERI |
| (cl 13.7) | B. | **Limit of guarantor's liability:** | Unlimited |
| (cl 14.2) | C. | **Address for service of notices** | |
| | | Street address: | 1 DORIS HIRST PLACE, WEST PENNANT HILLS NSW 2125 |
| | | Fax: | |
| | | Email: | |
| Item 6 (cl 4.1) | **Term:** | | 1 Year |
| Item 7 (cl 4.1) | **Commencing date:** | | 22 APRIL 2024 |
| Item 8 (cl 4.1) (cl 12.1) | **Terminating date:** | | 21 APRIL 2025 |

Item 9 (cl 4) **Option to renew**

A. Further period of 1 years from 22 APRIL 2025 to 21 APRIL 2026

B. Further period of ______ years from ______ to ______

C. Maximum period of tenancy under this lease and permitted renewals:
9

D. First day option for renewal can be exercised: 21 OCTOBER 2024

E. Last day option for renewal can be exercised: 21 JANUARY 2025

Item 10 (cl 5) **Rent**

For the lease period:

| | |
|---|---|
| From the commencement date to the first rent review date: | $ 254,362.50 + GST a year by monthly instalments of $ 21,196.87 + GST |
| Afterwards: | At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent. |

Item 10 (continued) (cl 5)

For the further period in item 9A:

From the commencement date to the first rent review date: (for example: Current market rent) — 4% or CPI whichever the higher

Afterwards: — At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent.

For the further period in item 9B:

From the commencement date to the first rent review date: (for example: Current market rent) — ________________

Afterwards: — At the new yearly rent beginning on each review date by monthly instalments of one twelfth of the new yearly rent.

Item 11 (cl 5) **Outgoings**

A. Share of outgoings: 100% payable by Lessee

B. Outgoings –

[Select applicable items]

- ☑ (a) local council rates and charges;
- ☑ (b) water sewerage and drainage charges;
- ☑ (c) land tax;
- ☑ (d) public liability insurance and building insurance;
- ☐ (e) any outgoings listed in the lessor's disclosure statement;
- ☑ (f) all levies and contributions of whatsoever nature determined and/or levied by the owners corporation with the exception of any contribution to a capital works fund or special levy in respect of the strata scheme of which the property forms part (if applicable);
- ☑ (g) other: Property management agent fee & Fire Safety

for the land or the building of which the property is part, fairly apportioned to the period of this lease.

Item 12 (cl 5.1.5) **Interest rate:** 15 %

...................................................................... ......................................................................

...................................................................... ......................................................................

...................................................................... ......................................................................

Item 13 (cl 5.5) **Rent review**

| Rent review date | Method of rent review | If Method 1 applies, increase by |
| --- | --- | --- |
| 22/4/2025 | Method 1 (4%) OR Method 2 whichever produces the higher rent | 4%orCPI whichever the higher |
| | | (the increase should show percentage or amount) |

Method 1 is a fixed amount or percentage.
Method 2 is Consumer Price Index.
Method 3 is current market rent.

Method 2 applies unless another method is stated.

Item 14 (cl 6.1) **Permitted use:** Production and distribution of liquid beverage products

Item 15 (cl 8.1.1) **Amount of required public liability insurance:** $ 20,000,000.00

Item 16 (cl 16) **Bank Guarantee**

_______ months rent and the lessee's proportion of outgoings increased by the rate of GST (expressed as a percentage) applicable from time to time.

**OR**

An amount of $ 50,000

Item 17 (cl 17) **Security Deposit**

_______ months rent and the lessee's proportion of outgoings increased by the rate of GST (expressed as a percentage) applicable from time to time.

**OR**

An amount of $ ________

## Details of strata manager/secretary of the owners corporation (if applicable)

**The following alterations and additions are to be made to the Lease Covenants in Annexure B:**

Item 18. Add a new Clause 8.3: 'The lessor shall in no way be liable for any damage to the lessee's goods, fittings or fixtures or goods of a third party on or in the property leased including loss of profits and/or income of the lessee or third party on account of water damage, storm, tempest, lightning, flood, fire, disease, war damage, civil commotion or act of God not caused by the negligence of the lessor and the lessee indemnifies the lessor against claims by a third party.'

Item 19. Utility Charges
Notwithstanding anything else in this lease the tenant must pay all utility charges arising out of the tenant's use of the property leased including but not limited to electricity, gas, telephone, water/sewerage usage and industrial/commercial waste charges.

Item 20. (cl 7.3)
7.3.4 In expansion of the obligation under 7.3.3, re-carpet and repaint all office area, replace vinyl flooring, repaint the floor of the warehouse and factory with two pack epoxy floor finish and repair the interior and exterior of the building to the lessor's nominated colour scheme PROVIDED HOWEVER the tenant shall only be required to restore the premises to the reasonable satisfaction of the landlord. The landlord and the tenant agree that the tenant may employ licensed contractors of its choice to undertake all or any of the work that might be required under this clause and such work must be carried out in a proper and workmanlike manner.

7.3.5 If directed by the landlord, remove at the expense of the tenant the mezzanine floor erected adjacent to the rear wall of the premises. In the event that the mezzanine floor is removed by the tenant at the landlord's request all materials and components of the mezzanine floor including all the metal structure become the property of the tenant.

7.3.6 At its own expense, maintain, upgrade, service and replace, as necessary, all hot water appliances and equipment, the security system, the perimeter lighting, the roller doors, the air conditioning and the fire extinguishers all of which are and shall remain the property of the landlord.

Item 21 (cl 12.4)
If the lessee continues to occupy he property after the end of the lease period (other than under a new lease) then:
(a) Notwithstanding clause 12.4.1 the monthly rental shall be increased by 4% or CPI whichever is the higher rental; and
(b) Notwithstanding clause 12.4.1 and clause 12.4.3 the tenancy shall be a three months tenancy terminable by either party giving three months written notice to the other expiring at the end of the next three month period.

.................................................. ..................................................
.................................................. ..................................................
.................................................. ..................................................

**Execution by Lessor**

I certify that I am an eligible witness and that the lessor signed this dealing in my presence.
[See note * at end]

) Certified correct for the purposes of the *Real Property Act 1900* and signed by the lessor.
)

Signature of lessor

Signature of witness

Name of witness

Address of witness

* Section 117 of the *Real Property Act 1900* requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

**OR**

Certified correct for the purposes of the *Real Property Act 1900* and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company: RBK Family Pty Ltd ACN 137 983 567

Authority: section 127 of the Corporations Act 2001

| | |
|---|---|
| Signature of authorised person | Signature of authorised person |
| Bok-Kyun Ro | Hea Kyung Hwang |
| Name of authorised person | Name of authorised person |
| Director | Director |
| Office held | Office held |

**Execution by Lessee**

I certify that I am an eligible witness and that the lessee signed this dealing in my presence.
[See note * at end]

) Certified correct for the purposes of the *Real Property Act 1900* and signed by the lessee.
)

Signature of lessee

Signature of witness

Name of witness

Address of witness

* Section 117 of the *Real Property Act 1900* requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

**OR**

Certified correct for the purposes of the *Real Property Act 1900* and executed on behalf of the company named below by the authorised person(s) whose signature(s) appear(s) below pursuant to the authority specified.

Company: INNOVATION BEVERAGE GROUP LIMITED ACN 625 701 420

Authority: section 127 of the Corporations Act 2001

| | |
|---|---|
| Signature of authorised person | Signature of authorised person |
| SAHIL BERI | DANIEL JOSEPH LANSKEY |
| Name of authorised person | Name of authorised person |
| Director | Director |
| Office held | Office held |

**Execution by guarantor**
(cl 13)

| | | |
|---|---|---|
| I certify that I am an eligible witness and that the guarantor signed this dealing in my presence. [See note * at end] | ) ) | Certified correct for the purposes of the *Real Property Act 1900* and signed by the guarantor. |
| | | Signature of guarantor |
| Signature of witness | | |
| Name of witness | | |
| Address of witness | | |

* Section 117 of the *Real Property Act 1900* requires that you must have known the signatory for more than 12 months or have sighted identifying documentation.

# ANNEXURE B – RETAIL LEASE 2021

***SEE A SOLICITOR ABOUT THIS LEASE***

**Lessor:** RBK Family Pty Ltd (ACN 137 983 567) ATF RBK Family Trust (ABN 39 302 827 426)

**Lessee:** Innovation Beverage Group Limited (ACN 625 701 420)

This annexure consists of 14 pages.

**Property:** 29 Anvil Road, Seven Hills NSW 2147

**NOTE**: Any alterations and additions to Lease Covenants in Annexure B **must** be made by additional clauses in Annexure A. The printed clauses in Annexure B are to remain in their copyright form without alteration.

## CONTENTS

## CLAUSE 1 INTERPRETATION

### About this lease.

1.1 There are three parts to this lease – a lease form or electronic lease render, Annexure A and this Annexure B.

1.2 This lease is a deed even if it is not registered.

1.3 A reference in this deed to the schedule is to the schedule of items in Annexure A.

1.4 The lessor is named in item 3 in the schedule.

1.5 The lessee is named in item 4 in the schedule.

1.6 The guarantor is named in item 5A in the schedule, if there is a guarantor.

1.7 If a party consists of two or more persons, obligations of that party can be enforced against any one or more of them.

1.8 In this lease, "property" means the Property leased in item 1 in the schedule .

1.9 In this lease, "Act" means the *Retail Leases Act 1994*.

1.10 This lease is subject to any provision of the Act that cannot be excluded.

1.11 In this lease "Secretary" has the same meaning as in the Act.

1.12 In this lease "Registrar" has the same meaning as in the Act.

1.13 A reference to any legislation is also a reference to any corresponding later legislation.

1.14 In the event of any inconsistency between Annexure A of this lease and any other part of this lease, Annexure A will prevail.

## CLAUSE 2 GRANT OF LEASE

The lessor grants to the lessee, and the lessee accepts, a lease of the property.

## CLAUSE 3 ADDITIONAL LEASED PROPERTY

### What other property is leased?

3.1 The lessor's fixtures are included in the property.

3.2 If anything else is leased (such as furniture belonging to the lessor) and is described in item 2 in the schedule it is included in the property.

3.3 If the property has facilities and services shared in common with other persons in the same building as the property, clause 11.3.2 applies to those common facilities. The lessee shares the common facilities with the lessor, and with others. The lessor can set reasonable rules for sharing these common facilities.

## CLAUSE 4 LEASE PERIOD

### How long is this lease for?

4.1 This lease is for the period stated in item 6 in the schedule, commences on the date stated in item 7 in the schedule and ends on the date stated in item 8 in the schedule, subject to any extension under the Act.

4.2 If a further period, commencing when this lease ends, is stated in item 9A in the schedule then the lessee has the option to renew this lease for that period.

4.3 The lessee can renew this lease more than once if that is stated in item 9B in the schedule. However the period of tenancy under this lease and under any renewal(s) is, in total, not longer than the maximum period stated in item 9C in the schedule.

4.4 The lessee can exercise the option only if –

4.4.1 the lessee serves on the lessor a notice of exercise of option not earlier than the first day stated in item 9D in the schedule and not later than the last day stated in item 9E in the schedule;
4.4.2 there is at the time of service no rent or outgoing that is overdue for payment; and
4.4.3 at the time of service all the other obligations of the lessee have been complied with or fully remedied in accordance with the terms of any notice to remedy given by the lessor.

4.5 After exercising the option the lessee must continue to pay all rents and outgoings on time and continue to comply with all of the lessee's obligations under this lease. If the lessee does not do so, the lessor may treat any breach as being a breach of the new lease as well as of this lease.

4.6 A new lease will be the same as this lease except for –

4.6.1 the new rent;
4.6.2 the commencement date and the termination date;
4.6.3 the omission of clauses 4.2, 4.3, 4.4, 4.5 and 4.6 and items 9A and 9B in the schedule in the last lease allowed in item 9 in the schedule;
4.6.4 item 9B becoming item 9A;
4.6.5 adjustment of item 9C in the schedule; and
4.6.6 adjustment of items 9D and 9E in the schedule. The number of days between the dates stated in items 9D and 9E in the schedule of the new lease and the termination date of the new lease and the number of days between each date stated in items 9D and 9E in the schedule of this lease and the termination date of this lease are to correspond.

If the new rent is to be current market rent it will be decided in the same way that current market rent is to be decided under Method 3 stated in clause 5 assuming that this lease and the new lease were one continuous lease and the commencement date of the new lease was a rent review date.

## CLAUSE 5 MONEY

### What money must the lessee pay?

5.1 The lessee must pay to the lessor or as the lessor directs –

5.1.1 the rent stated in item 10 in the schedule;
5.1.2 the share stated in item 11A in the schedule of those outgoings stated in item 11B in the schedule and the utility charges referred to in clauses 5.23 and 5.24;
5.1.3 the reasonable cost to the lessor of remedying a default by the lessee;
5.1.4 the reasonable cost to the lessor (including legal costs) of dealing with any application by the lessee for the lessor's consent or where applicable an owners corporation's consent under this lease (whether or not it is given);
5.1.5 interest on these moneys at the rate stated in item 12 in the schedule when payment is more than 14 days overdue, calculated from the due date to the date of payment;
5.1.6 registration fee for registration of this lease at NSW Land Registry Services (payable on delivery to the lessor's solicitor or conveyancer of the executed lease);
5.1.7 if the lessee defaults, the lessor's reasonable legal costs relating to the default;
5.1.8 the lessor's reasonable costs and expenses in connection with the preparation of this lease but only that part of those costs and expenses which are permitted to be recovered by a lessor under section 14 and section 45 of the Act; and
5.1.9 GST as provided for in clause 15.

5.2 The first month's instalment of rent is to be paid by the commencement date. Each later month's instalment of rent is to be paid in advance.

5.3 A payment under clause 5.1.2 must be paid on the next rent day after a request for payment is made by the lessor.

A request for payment can be made –

5.3.1 after the lessor has paid an outgoing; or
5.3.2 after the lessor has received an assessment or account for payment of an outgoing.

5.4 If item 11B in the schedule refers to land tax, the liability of the lessee is not to exceed the amount of that liability had the amount of land tax payable by the lessor been assessed on the basis that the land was the only land owned by the lessor and that there was no special trust or non-concessional company involved and –

5.4.1 if the property is a strata lot, the relevant land tax is land tax on that lot; or

5.4.2 if the property is not a strata lot but is part of a building, the relevant land tax is land tax on the land on which the building is situated, plus any land of the lessor used or available for use by or for the benefit of lessees conducting business in the building or in connection with trading in the building.

**When and how is the rent to be reviewed?**

5.5 The rent is to be reviewed on the rent review dates stated in item 13 in the schedule.

If this lease is extended by legislation, the rent review dates include each anniversary of the latest rent review date stated in item 13 in the schedule (or if none is stated each anniversary of the commencement date) which falls during the extension.

5.6 The lessee must continue to pay rent at the old rate until the new rate is known. After that, the lessee is to pay the new rent from the next rent day. By that rent day the lessee is also to pay any shortfall between the old and new rate for the period since the rent review date. Alternatively, the lessor is to refund to the lessee any overpayment of rent.

5.7 There are three different methods described here for fixing the new rent on a rent review date. The method agreed by the lessor and the lessee is stated [illegible] 3 in the schedule. The lessee is entitled to a reduction if the method produces a rent lower than the rent current just before the review date.

**Method 1. By a fixed amount or percentage.**

5.8 In this case the rent beginning on each review date will be increased by the percentage or amount stated in item 13 in the schedule.

**Method 2. By reference to Consumer Price Index.**

5.9 In this case –

- take the yearly rent as of the last review date or if none, the rent at the commencement date ($X),
- divide that rent by the Consumer Price Index Number for Sydney (All Groups) for the quarter ended just before that date (CPI 1),
- multiply the result by the Consumer Price Index Number for Sydney (All Groups) for the quarter ended just before the review date (CPI 2).

The product is the new rent for the year beginning on the review date ($Y), written as a formula –

$$\frac{\$X}{\text{CPI 1}} \times \text{CPI 2} = \$Y$$

5.10 The lessor must calculate the new rent after each review date and give the lessee written notice of the new rent.

5.11 If the Australian Bureau of Statistics makes a change in the reference base of the index and there is a published co-relation between the old and new base then the published co-relation is to be applied to convert the CPI 1 figure to the new reference base. If there is none then the lessor and the lessee agree to accept the calculations of the lessor's solicitor or conveyancer who must be retained to determine a fair co-relation between the old and the new series of numbers.

5.12 If the index used to calculate the new rent is discontinued the lessor may substitute another index that, as nearly as practicable, serves the same purpose and, if there is no such index, then the rent will be fixed by Method 3.

**Method 3. By reference to current market rent.**

5.13 In this case the rent is to be the current market rent. This can be higher or lower than the rent payable at the rent review date and is the rent that would reasonably be expected to be paid for the property, determined on an effective rent basis, having regard to the following matters –

5.13.1 the provisions of this lease;
5.13.2 the rent that would reasonably be expected to be paid for the property if it were unoccupied and offered for renting for the same or a substantially similar use to which the property may be put under this lease;
5.13.3 the gross rent, less the lessor's outgoings payable by the lessee;
5.13.4 rent concessions and other benefits that are frequently or generally offered to prospective lessees of unoccupied retail shops; and
5.13.5 the value of goodwill created by the lessee's occupation and the value of lessee's fixtures and fittings are to be ignored.

5.14 The lessor or the lessee may inform the other in writing at least 60 days before the rent review date of the rent that the lessor or lessee thinks will be the current market rent at the review date.

5.15 If the lessor and the lessee agree on a new rent then that rent will be the new rent beginning on the rent review date and the lessor and the lessee must sign a statement saying so.

5.16 If the lessor and the lessee do not agree on the amount of the new rent 30 days before the rent review date, the current market rent will be decided by a valuer appointed under clause 5.17.

5.17 The valuer appointed must be a specialist retail valuer appointed by agreement of the parties or, failing agreement, by the Registrar, upon application by the lessor or the lessee.

5.18 The valuer will act as an expert not an arbitrator. The lessor and the lessee can each make submissions in writing to the valuer .

5.19 The valuer's decision is final and binding. The valuer must state how the decision was reached in accordance with the provisions of the Act.

5.20 If the valuer –

5.20.1 does not accept the nomination to act;
5.20.2 does not decide the current market rent within 1 month after accepting the nomination;
5.20.3 becomes incapacitated or dies; or
5.20.4 resigns,

then another valuer is to be appointed in the same way.

5.21 The lessor and lessee must each pay half the valuer's costs.

5.22 If the lessor and lessee do not agree upon a valuer and neither applies for a valuer to be appointed within 6 months after a review date then the rent will not change on that rent review date.

**Utility Charges**

5.23 The lessee must pay separately metered utility charges for utilities such as water usage, gas, electricity, telecommunications, trade waste or grease trap charges with respect to the property directly as they fall due.

5.24 If the utilities are not separately metered the lessor, acting reasonably, must apportion an amount attributable to the property. The amount apportioned by the lessor to the lessee must be paid by the lessee to the lessor on the next date that rent is due to be paid by the lessee to the lessor.

5.25 If the lessee does not pay the utility charges under either clause 5.23 or 5.24 the lessor may pay the same and immediately recover from the lessee the amount paid by the lessor as if the charges were rent in arrears payable by the lessee.

## CLAUSE 6 USE

### How must the property be used?

6.1 The lessee must –

6.1.1 use the property for the purpose stated in item 14 in the schedule and not for any other purpose;
6.1.2 open for business at times usual for a business of the kind conducted by the lessee;
6.1.3 keep the property clean and dispose of waste properly;
6.1.4 comply with all laws regulating how the property is used, obtain any consents or licences needed, comply with any conditions of consent, and keep current any licences or registrations needed for the use of the property or for the conduct of the lessee's business there; and

6.1.5 do all things required by the lessor from time to time (including, without limitation, signing any documents required by the lessor) to enable the lessor to register its security interests under the *Personal Property Securities Act 2009* (Cth) and to release any security interests under that Act.

6.2 The lessee must not –

6.2.1 do anything that might invalidate any insurance policy covering the property or that might increase the premium unless the lessor consents in which case the lessee must pay the increased premium;

6.2.2 use the property as a residence or for any activity that is dangerous, offensive, noxious, illegal or immoral or that is or may become a nuisance or annoyance to the lessor or to the owner or occupier of any neighbouring property;

6.2.3 hold any auction, bankrupt or fire sale in the property;

6.2.4 display signs or advertisements on the outside of the property, or that can be seen from the outside, unless the lessor consents (but the lessor cannot withhold consent unreasonably);

6.2.5 overload the floors or walls of the property;

6.2.6 without the prior written consent of the lessor use any common area for any purpose other than for access to and egress from the property; or

6.2.7 create a security interest (as that term is defined in the *Personal Property Securities Act 2009* (Cth)) in favour of a third party in respect of the additional leased property without the lessor's consent which must not be unreasonably withheld.

## CLAUSE 7 CONDITION AND REPAIRS

### Who is to repair the property?

7.1 The lessor must –

7.1.1 maintain in a state of good condition and serviceable repair the roof, the ceiling, the external walls and external doors and associated door jambs, and the floors of the property and must fix structural defects;

7.1.2 maintain the property in a structurally sound condition; and

7.1.3 maintain essential services.

7.2 The lessee must otherwise maintain the property in its condition at the commencement date and promptly do repairs needed to keep it in that condition but the lessee does not have to –

7.2.1 alter or improve the property;

7.2.2 fix structural defects; or

7.2.3 repair fair wear and tear.

7.3 The lessee must also –

7.3.1 reimburse the lessor for the cost of fixing structural damage caused by the lessee, apart from fair wear and tear;

7.3.2 maintain and decorate the shop front if the property has one;

7.3.3 decorate the inside of the property in the last 3 months of the lease period (however it ends) – 'decorate' here means restoring the surfaces of the property in a style and to a standard of finish originally used e.g. by repainting.

7.4 If an authority requires work to be done on the property and it is structural work or work needed to make the property safe to use then the lessor must do the work unless it is required only because of the way the lessee uses the property. If it is any other work, or is required only because of the way the lessee uses the property, then the lessee must do the work.

7.5 If the lessee fails to do any work that the lessee must do the lessor can give the lessee a notice in writing stating what the lessee has failed to do. After the notice is given the lessee must –

7.5.1 do the work immediately if there is an emergency; and

7.5.2 do the work promptly and diligently in any other case.

If the lessee does not do the work, the lessor can do it and the lessee must reimburse the lessor for the cost of the work.

7.6 The lessee must not make any structural alterations to the property. Any other alterations require the lessor's consent in writing (but the lessor cannot withhold consent unreasonably).

## CLAUSE 8 INSURANCE AND DAMAGE

### What insurances must the lessee take out?

8.1 The lessee must keep current an insurance policy noting the interests of the lessor and covering –

8.1.1 liability to the public in an amount not less than the amount stated in item 15 in the schedule (for each accident or event); and

8.1.2 damage or destruction from any cause to all plate glass in the windows and other portions of the property,

and must produce to the lessor, upon request, the policy and the receipt for the last premium.

### What happens if the property is damaged?

8.2 If the property or the building of which it is part is damaged (a term which includes destroyed) –

8.2.1 the lessee is not liable to pay rent, or any amount payable to the lessor in respect of outgoings and other charges, that is attributable to any period during which the property cannot be used under this lease or is inaccessible due to that damage;

8.2.2 if the property is still useable under this lease but its useability is diminished due to the damage, the lessee's liability for rent and any amount in respect of outgoings attributable to any period during which useability is diminished is reduced in proportion to the reduction in useability caused by the damage;

8.2.3 if the lessor notifies the lessee in writing that the lessor considers that the damage is such as to make its repair impracticable or undesirable, the lessor or the lessee can terminate this lease by giving not less than 7 days' notice in writing of termination to the other and no compensation is payable in respect of that termination;

8.2.4 if the lessor fails to repair the damage within a reasonable time after the lessee requests the lessor to do so the lessee can terminate this lease by giving not less than 7 days' notice in writing of termination to the lessor; and

8.2.5 nothing in clause 8.2 affects any right of the lessor to recover damages from the lessee in respect of any damage or destruction to which the clause applies.

## CLAUSE 9 ACCESS

### What are the lessor's rights of access to the property?

9.1 The lessee must give the lessor (or anyone authorised in writing by the lessor) access to the property at any reasonable time for the purpose of –

9.1.1 inspecting the condition of the property, or how it is being used;

9.1.2 doing anything that the lessor can or must do under this lease or must do by law;

9.1.3 viewing the property as a valuer, prospective buyer or mortgagee;

9.1.4 fixing a notice in a reasonable position on the outside of the property saying that it is for sale; or

9.1.5 viewing the property as a prospective lessee not earlier than 6 months before the lease period ends;

9.1.6 fixing a notice not earlier than 6 months before the lease period ends in a reasonable position on the outside of the property saying that it is to let; or

9.1.7 inspecting, cleaning or repairing another property or any services to another property.

9.2 The lessor must give the lessee at least 2 days' written notice for access (except in an emergency). The day of the giving of the notice and any Saturday, Sunday or public holiday on which the property is not open for business are not counted.

9.3 The lessor must promptly make good any damage caused to the property and to any of the lessee's belongings which results from exercising these rights.

9.4 The lessee must give to the lessor a copy of any notice relating to the property or relating to any neighbouring property immediately after receiving the notice.

## CLAUSE 10 TRANSFER, SUB-LEASE AND CHANGE IN CONTROL

### Can this lease be transferred or the property shared or sub-let?

10.1 The lessee must not transfer this lease without the lessor's written consent.

10.2 The lessor can withhold consent only if –

10.2.1 the proposed transferee proposes to change the use to which the property is put;

10.2.2 the proposed transferee has financial resources or retailing skills inferior to those of the proposed transferor as at the date of request for the lessor's consent;

10.2.3 in the case of a lease awarded by public tender, the proposed transferee fails to meet any criteria of the public tender;

10.2.4 the lessee has not complied with clause 10.3 and clause 10.4; or

10.2.5 section 80E of the Act applies.

10.3 A request for the lessor's consent to a transfer of lease must be made in writing and the lessee must provide the lessor with such information as the lessor may reasonably require concerning the financial resources and retailing skills of the proposed transferee.

10.4 Before requesting the consent of the lessor to a proposed transfer of this lease, the lessee must furnish the proposed transferee with a copy of any disclosure statement given to the lessee in respect of this lease, together with details of any changes that have occurred in respect of the information contained in the disclosure statement (being changes of which the lessee was aware or could reasonably be expected to be aware). For the purpose of enabling the lessee to comply with this obligation, the lessee can request the lessor to provide the lessee with an updated lessor's disclosure statement within 14 days and, if the lessor fails to comply with such a request within 14 days after it is made, it is sufficient compliance by the lessee if the proposed assignee is provided with an updated lessor's disclosure statement completed by the lessee to the best of the lessee's knowledge (but with information as to current outgoings in place of information as to estimated outgoings).

10.5 The lessor must deal expeditiously with a request for consent to assignment of lease. Where the lessee has complied with clause 10.3 and clause 10.4, and the lessor has not within 28 days after the request was made or the lessee has complied with the requirements of section 41 of the Act, whichever is the later, given notice in writing to the lessee either consenting or withholding consent, the lessor is taken to have consented.

10.6 The lessee has to pay in connection with any consent the lessor's reasonable legal costs, any duty and the registration fee for the transfer.

10.7 The lessee can sub-let, grant a licence or concession, share or part with the possession of the whole or any part of the property or mortgage or otherwise charge or encumber the lessee's estate or interest in this lease only with the written consent of the lessor which can be refused in the lessor's absolute discretion.

10.8 **Change in control of lessee: company**

10.8.1 If the lessee is a company and there is a proposal for the lessee or any company controlling the lessee to change its shareholding or change its constitution so that the effective control of the lessee is altered then that proposed change in control is treated as a proposed transfer of this lease and clause 10.1 applies.

10.8.2 Clause 10.8.1 does not apply if the lessee is listed on the Australian Securities Exchange or, if the change occurs to a company controlling the lessee, that company is listed on the Australian Securities Exchange.

## CLAUSE 11 LESSOR'S OTHER OBLIGATIONS

### What are the lessor's other obligations?

11.1 So long as the lessee does all the things that must be done by the lessee under this lease the lessor must allow the lessee to possess and use the property in any way permitted under this lease without interference from the lessor, or any person claiming under the lessor or having superior title to the title of the lessor.

11.2 The lessor must pay all outgoings for the land or the building of which the property is part when they fall due.

11.3 If the property is part of a building owned or controlled by the lessor –

11.3.1 the lessor must maintain in reasonable structural condition all parts of the building that the lessee can use under this lease; and

11.3.2 if the property has facilities and service connections shared in common with other persons the lessor must –

11.3.2.1 allow reasonable use of the facilities and service connections including –

- the right for the lessee and other persons to come and go to and from the property over the areas provided for access;
- access by the lessee to service connections; and
- the right for the lessee's customers to park vehicles in any area set aside for customer parking, subject to any reasonable rules made by the lessor.

11.3.2.2 maintain the facilities and service connections in reasonable condition.

11.4 The lessor must provide the lessee with an executed copy of the lease within 3 months after the lease is returned to the lessor or the lessor's solicitor, conveyancer or agent following its execution by the lessee. That 3 month period is to be extended for any delay attributable to the need to obtain any consent from a head lessor or mortgagee (being delay not due to any failure by the lessor to make reasonable efforts to obtain consent).

11.5 If this lease is for a term of more than 3 years or is to be registered –

11.5.1 the lessor must lodge the lease for registration in accordance with the *Real Property Act 1900* within 3 months after the lease is returned to the lessor or the lessor's solicitor, conveyancer or agent following its execution by the lessee; and

11.5.2 the 3 month period within which a lease must be lodged for registration is to be extended for any delay attributable to –

11.5.2.1 the need to obtain any consent from a head lessor or mortgagee (being delay not due to any failure by the lessor to make reasonable efforts to obtain consent), or

11.5.2.2 requirements arising under the *Real Property Act 1900* that are beyond the control of the lessor.

11.6 For the purposes of clause 11.5 the term of this lease includes any term for which the lease may be extended or renewed at the option of the lessee. Clauses 11.5 and 11.6 do not affect the operation of the *Real Property Act 1900*.

11.7 Where this lease is lodged for registration, the lessor must ensure that it is registered and

11.7.1 provide notification of registration and the relevant dealing number; or

11.7.2 provide the original registered lease to the lessee, where available.

11.8 Where this lease is lodged for registration, the lessee must assist with any requirements to achieve registration.

11.9 If a consent is needed for this lease, from someone such as a mortgagee or head lessor of the property, then the lessor must get the consent.

## CLAUSE 12 FORFEITURE AND END OF LEASE

### When does this lease end?

12.1 This lease ends –

12.1.1 on the date stated in item 8 in the schedule;
12.1.2 if the lessor lawfully enters and takes possession of any part of the property; or
12.1.3 if the lessor lawfully demands possession of the property.

12.2 The lessor can enter and take possession of the property or demand possession of the property if –

12.2.1 the lessee has repudiated this lease;
12.2.2 rent or any other money due under this lease is 14 days overdue for payment; or
12.2.3 the lessee has failed to comply with a lessor's notice under section 129 of the *Conveyancing Act 1919*.

12.3 When this lease ends, unless the lessee becomes a lessee of the property under a new lease the lessee must –

12.3.1 return the property to the lessor in the state and condition that this lease requires the lessee to keep it in (including any obligation to decorate under clause 7.3.3); and

12.3.2 have removed any goods (unless otherwise directed by the lessor to the extent the lessor has any security interest) and anything that the lessee fixed to the property and have made good any damage caused by the removal.

Anything not removed becomes the property of the lessor who can keep it or remove and dispose of it and charge to the lessee the cost of removal, making good and disposal.

12.4 If the lessor allows the lessee to continue to occupy the property after the end of the lease period (other than under a new lease) then –

12.4.1 the lessee becomes a monthly lessee and must go on paying the same rent and other money in the same way that the lessee had to do under this lease just before the lease period ended (apportioned and payable monthly);

12.4.2 the monthly tenancy will be on the same terms as this lease, except for –

- clause 4; and
- clauses 5.5 to 5.22 inclusive;

12.4.3 either the lessor or the lessee can end the monthly tenancy by giving, at any time, 1 month written notice to the other expiring on any date; and

12.4.4 anything that the lessee must do by the end of this lease must be done by the end of the monthly tenancy.

12.5 Essential terms of this lease include –

12.5.1 the obligation to pay rent not later than 14 days after the due date for payment of each periodic instalment (and this obligation stays essential even if the lessor, from time to time, accepted late payment);

12.5.2 the obligations of the lessee in clause 5.1.2 (outgoings);

12.5.3 the obligations of the lessee in clauses 5.23 to 5.25 (utility charges);

12.5.4 the obligations of the lessee in clause 6.1, 6.2.1, 6.2.2 and 6.2.5 (use);

12.5.5 the obligations of the lessee in clause 7 (repairs);

12.5.6 the obligations of the lessee in clause 8.1 (insurance);

12.5.7 the obligations of the lessee in clause 10 (transfer, sub-lease and change in control);

12.5.8 the obligations of the lessee in clause 15 (GST); and

12.5.9 the obligations of the lessee in clause 16 (bank guarantee) or clause 17 (security deposit).

12.6 If there is a breach of an essential term the lessor can recover damages for losses over the entire period of this lease but must do every reasonable thing to mitigate those losses and try to lease the property to another lessee on reasonable terms.

12.7 The lessor can recover damages even if –

12.7.1 the lessor accepts the lessee's repudiation of this lease;

12.7.2 the lessor ends this lease by entering and taking possession of any part of the property or by demanding possession of the property;

12.7.3 the lessee abandons possession of the property; or

12.7.4 a surrender of this lease occurs.

## CLAUSE 13 GUARANTEE

### What are the obligations of a guarantor?

13.1 This clause applies if a guarantor of the lessee is named in item 5A in the schedule and has signed or executed this lease or, if this lease is a renewal of an earlier lease, the earlier lease.

13.2 The guarantor guarantees to the lessor the performance by the lessee of all the lessee's obligations (including any obligation to pay rent, outgoings or damages) under this lease, under every extension of it or under any renewal of it or under any tenancy and including obligations that are later changed or created.

13.3 If the lessee does not pay any money due under this lease, under any extension of it or under any renewal of it or under any tenancy the guarantor must pay that money to the lessor on demand even if the lessor has not tried to recover payment from the lessee.

13.4 If the lessee does not perform any of the lessee's obligations under this lease, under any extension of it or under any renewal of it or under any tenancy the guarantor must compensate the lessor even if the lessor has not tried to recover compensation from the lessee.

13.5 If the lessee is insolvent and this lease or any extension or renewal of it is disclaimed the guarantor is liable to the lessor for any damage suffered by the lessor because of the disclaimer. The lessor can recover damages for losses over the entire period of this lease or any extension or renewal but must do every reasonable thing to mitigate those losses and try to lease the property to another lessee on reasonable terms.

13.6 Even if the lessor gives the lessee extra time to comply with an obligation under this lease, under any extension of it or under any renewal of it or under any tenancy, or does not insist on strict compliance with the terms of this lease or any extension of it or renewal of it or of any tenancy, the guarantor's obligations are not affected.

13.7 If an amount is stated in item 5B in the schedule the guarantor's liability under this clause is limited to that amount.

13.8 The terms of this guarantee apply even if this lease is not registered, even if any obligation of the lessee is only an equitable one, and even if this lease is extended by legislation.

## CLAUSE 14 EXCLUSIONS AND NOTICES

14.1 No covenant or power is implied in this lease by section 84 or 85 of the *Conveyancing Act 1919*.

14.2 A document under or relating to this lease is –

14.2.1 signed by a party if it is signed by the party or the party's solicitor or conveyancer;
14.2.2 served if it is served by the party or the party's solicitor or conveyancer;
14.2.3 served if it is served in any manner provided in section 170 of the *Conveyancing Act 1919*;
14.2.4 served on the lessee if it is left at the property;
14.2.5 served if it is sent by email or by fax to the email address or fax number for that party set out in the schedule (or any substitute email address or fax number given in writing by that party), unless it is not received;
14.2.6 served if it is left at, or posted to, that party's address for service of notices as set out in the schedule (or any substituted address given in writing by that party);
14.2.7 served on a person if it or a copy of it comes into possession of that person; and
14.2.8 served at the earliest time it is served, if it is served more than once.

## CLAUSE 15 GOODS AND SERVICES TAX

15.1 As consideration in whole or in part for a taxable supply the person receiving the supply must pay to the party making the supply an additional amount equal to the amount of GST payable on the supply unless that consideration is expressed in this lease to be inclusive of GST.

15.2 To the extent that the lessee is required to reimburse the lessor in whole or in part for outgoings incurred by the lessor, for the purposes of this lease the amount of the outgoings must be reduced by the amount of any credit or refund of GST to which the lessor is entitled as a result of incurring outgoings.

15.3 Outgoings in item 11B in the schedule are to be calculated after deducting any input tax credit to which the lessor is entitled.

15.4 For the purposes of this lease GST means a tax in the nature of a supply of goods and services tax levied or imposed by the Commonwealth of Australia.

## CLAUSE 16 BANK GUARANTEE

16.1 If an amount or a number of months appears in item 16 in the schedule, clauses 16.2 to 16.6 apply.

16.2 On or before the commencement date of this lease the lessee will deliver to the lessor a guarantee for the performance of the lessee's obligations under this lease by an authorised deposit-taking institution trading in the State of New South Wales in the form of an unconditional and irrevocable undertaking to pay drawn in favour of the lessor (unlimited as to time) in a form acceptable to the lessor, acting reasonably, and for an amount equivalent to the number of months or the amount referred to in item 16 in the schedule.

16.3 The lessor is entitled to claim under the guarantee an amount equal to any moneys due but unpaid by the lessee to the lessor under this lease and the lessee must deliver to the lessor within 14 days of a notice from the lessor, an additional guarantee equal to the amount claimed.

16.4 The lessee agrees to vary the amount of the guarantee within 28 days of a written request from the lessor after any rent review so that the amount represents the equivalent of the number of months referred to in the schedule.

16.5 Subject to the provisions of section 16BA of the Act the lessor will deliver the guarantee (or so much of it as is then held by the lessor) to the lessee within 2 months after the lessee completes performance of the obligations under this lease for which the guarantee is provided as security.

16.6 If there is a change in lessor, the lessee must at the cost of the lessor provide a replacement guarantee that complies with clause 16.2 drawn in the name of the new lessor, within 2 months of receipt of a written request for a replacement guarantee.

## CLAUSE 17 SECURITY DEPOSIT

17.1 If an amount or a number of months appears in item 17 in the schedule, clauses 17.2 to 17.5 apply.

17.2 On or before the commencement date of this lease the lessee will deliver the security deposit to the lessor and any lodgment form to lodge the security deposit with the Secretary.

17.3 The lessor is entitled to deduct from the security deposit an amount equal to any monies due but unpaid by the lessee to the lessor under this lease and the lessee must deliver to the lessor within 14 days of a notice from the lessor, an additional amount equal to the amount claimed.

17.4 The security deposit will be held in accordance with Section 16C of the Act.

17.5 The lessee agrees to vary the amount of the security deposit within 28 days of a written request from the lessor after any rent review so that it represents the equivalent of the number of months referred to in the schedule.

## CLAUSE 18 STRATA

18.1 "Strata Acts" means the *Strata Schemes Management Act 2015* and the *Strata Schemes Development Act 2015*, and includes any amending Acts, rules, regulations, ordinances, by-laws, statutory instruments, orders or notices made under those Acts.

18.2 "Owners corporation", "owner", "strata scheme", "lot" and "parcel" where used in this lease have the meanings given under the Strata Acts.

18.3 "Strata conversion" means a subdivision of the property under the *Strata Schemes Development Act 2015* or the *Community Land Development Act 1989* or the *Community Land Management Act 1989* or other legislation permitting such subdivision.

### 18.4 Strata Conversion

18.4.1 By its entry into this lease the lessee acknowledges that the lessor can register a strata plan, a strata plan of subdivision, a strata plan of consolidation or a building alteration plan insofar as any of these may relate to the property, the building or the land. The lessor will provide the lessee with copies of the proposed strata plan and associated documentation for the lessee's approval, which approval must not be unreasonably withheld.

18.4.2 Unless the lessee raises an objection to the strata conversion referred to in clause 18.4.1, then within 14 days of written request by the lessor the lessee will sign and return to the lessor any consents or other documents necessary to enable the lessor to carry out the strata conversion and will make no objection or claim for compensation in relation to the strata conversion.

18.4.3 If the strata conversion occurs:

18.4.3.1 any reference in this lease will be deemed to be a reference to the buildings comprised in the registered plan or plans of which the property forms part;

18.4.3.2 any levies or other monies payable to the owners corporation will be payable by the lessee with the exception of any contribution to a capital works fund or special levy; and

18.4.3.3 this lease will be deemed to be amended in any respect that is necessary to ensure that this lease reflects that the strata conversion has been carried out.

## 18.5 Not to prejudice interests of owners corporation.

18.5.1 Without the prior written consent of the owners corporation, the lessee must not do any act, matter or thing under the exercise of its rights and obligations elsewhere contained in this lease or permit or allow any act, matter or thing to be done which will or may:

18.5.1.1 increase the rate of premium payable by the owners corporation under any policy of insurance taken out by the owners corporation; or

18.5.1.2 invalidate, avoid or suspend the operation of any policy of insurance or otherwise prejudice the owners corporation rights under any such policy.

18.5.2 Upon the occurrence of any of the matters referred to in clause 18.5.1, the lessee must:

18.5.2.1 pay to the lessor or such other person responsible for payment any amounts payable to the owners corporation as a consequence of any such matters;

18.5.2.2 pay to the lessor for and on behalf of the owners corporation any amounts payable by the owners corporation as a consequence of any such matters and not the subject of clause 18.5.1; and

18.5.2.3 pay to the lessor for and on behalf of the owners corporation the amount of any and all losses and damages arising from the occurrence of any such matters.

## 18.6 Indemnity

The lessee indemnifies the lessor for any loss or damage suffered by the lessor if the lessee or the lessee's employees fail to comply with the obligations as to conduct imposed upon the lessee or the lessee's employees by this lease or by reason of the Strata Acts.

## 18.7 Use

18.7.1 Where the property is a lot in a strata scheme the lessee must:

18.7.1.1 use the common property only in connection with the use of the property and to obtain access to and egress from the property;

18.7.1.2 co-operate with all other permitted users of the common property;

18.7.1.3 comply with the provisions of the Strata Acts and the by-laws and all lawful orders, motions and directives under the Strata Acts as may be applicable to the exercise of the lessee's rights and obligations under this lease;

18.7.1.4 meet the cost of all damage to the common property caused by the lessee or any invitee or licensee of the lessee;

18.7.1.5 permit the owners corporation, temporarily, to close any part of the common property for the purpose of making and effecting repairs to it; and

18.7.1.6 permit the owners corporation access to the property on giving the lessee reasonable prior notice for the purpose of making and effecting any repairs to the common property.

18.7.2 Where the property is a lot in a strata scheme the lessor must use its reasonable endeavours to:

18.7.2.1 assist the lessee, at the expense of the lessee, to obtain the consent of the owners corporation to the lessee's fit out of the property (as approved by the lessor) and the lodgment of any development application in relation to the lessee's use of the property; and

18.7.2.2 cause the owners corporation to maintain and repair the common property, to the extent of any obligation of the lessor to maintain the building.

**IMPORTANT NOTES**

The following notes are for guidance and do not form part of this lease.

If you are a lessor, a solicitor or conveyancer will prepare this lease for you. This lease is specifically for use for retail premises only. It imports requirements of the *Retail Leases Act 1994* which may not be appropriate for non-retail premises. This lease should not be used for a lease of non-retail premises.

If you are a lessee, a solicitor or conveyancer can advise you about it.

1. This document creates legal rights and legal obligations.
2. The lessor must give a lessor's disclosure statement at least 7 days before the lease is entered into in accordance with the *Retail Leases Act 1994*.
3. Failure to register a lease can have serious consequences.
4. If an option for renewal is not exercised at the right time it will be lost.
5. The lessee can exercise an option for renewal even if there has been a breach of this lease in a case where section 133E of the Conveyancing Act 1919 applies. The lessor must give a prescribed notice within 14 days after the option is exercised if the lessor wants to rely on the breach to prevent the exercise of the option.
6. If there is a mortgage on the title to the property, ensure mortgagee consent is obtained.
7. Clause 15 provides for payment by the lessee of GST.
8. The Law Society of New South Wales is not responsible for any loss resulting from the use of this lease as printed whether authorised or not.

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LESSOR: RBK Family Pty Ltd (ACN 137 983 567) ATF RBK Family Trust (ABN 39 302 827 426)
LESSEE: INNOVATION BEVERAGE GROUP LIMITED (ACN 625 701 420)
ADDITIONAL CONDITIONS OF THE LEASE

Despite Clause 1.1, there are four (4) parts of this Lease – a Lease form, Annexure A, Annexure B and this Annexure C

Clause 19. NO WARRANTY

The Lessor does not expressly or impliedly represent or warrant that the property is now or will remain suitable or adequate to be used for the purpose stated in Item 17 or that the Lessor's fixtures or services are suitable to be used for that purpose or that the property may lawfully be used for that purpose, and any warranties as to suitability or adequacy implied by law are hereby negatived.

Clause 20. That the Lessee shall pay for maintaining air conditioning, all water rates, water usage charges, sewerage and drainage charges, trade waste, gas, electricity, fire safety/prevention equipment, heat, steam, grease traps, kitchen exhaust maintenance, telephone, fire levy/protection services and/or all other utility services (including but not limited to additional garbage/commercial waste charges) furnished to and/or used upon the demised premises.

Clause 21. CONDITIONS AND REPAIR (ADDITIONAL CLAUSES)

21.1 Notwithstanding anything to the contrary in this Lease, the Lessee must keep and maintain all waste pipes, drains and conduits within the property in a clean, clear and free flowing condition between their points of origin and their entry into any drain or pipe of Sydney Water and the Lessee must at the Lessee's expense employ licensed tradesmen to clear any blockages which may occur therein.

Minor defects such as water leakage (excluding roof leaks), electricity fuse/switch, light bulb etc to be repaired by the lessee at lessee's costs.

Signed by the Lessor Signed by the Lessee

Witness Witness

**ANNEXURE C**

21.2 The Lessee shall:

21.2.1 not use the drains, basins, sinks or toilets in or upon the property for any purpose other than those for which they were designed;

- 21.2.1.1 not place in the drains, basins, sinks or toilets in or upon the property any substances which they were not designed to receive; and
- 21.2.1.2 at the Lessee's cost and expense whenever necessary remove any blockage of, to or in any appurtenance.

21.2.2 The Lessor leases the property to the Lessee in its present condition and state of repair and the Lessor is not responsible or liable to carry out any repairs to the property except structural state during the term of this lease.

21.2.3 The Lessor can give written notice to the Lessee to repair any defects or to carry out any repair works which the Lessee is reasonably required to do under the Lease. The Lessee will make good any defects and will carry out any

repairs as required by the Lessor's notice.

21.2.4 The Lessee accepts the premises in its present condition. The Lessee takes full liability to make good any damages to the premises and handover the premises with vacant shell and/or as directed by Lessor at termination of Lease.

21.2.5 Payment made after 14 days from the nominated anniversary date incur a 15% per annum interest penalty. Agent or landlord has a right to lock up the premises without further notices on the 15th day in the event of late payment more than 14 days.

Clause 22. TRANSFER (ADDITIONAL CLAUSES)

22.1 The Lessor may require a proposed transferee of this Lease to execute an instrument in which the proposed transferee will assume liability for the residue of the lease term.

22.2 If the proposed transferee is a corporation whose shares are not listed on an Australian Stock Exchange, the Lessor may require, as a condition of the Lessor's consent that at least two (2) of its directors (or one (1) in the case of a single director company) execute personal guarantees in respect of the payment of the rent and the observance and performance of lease covenants by the proposed transferee during the lease term.

**ANNEXURE C**

Clause 23. INDEMNITIES AND RELEASE

23.1 The Lessee acknowledges that all items of property of the Lessee which may be in the property during this lease shall be at the sole risk of the Lessee and the Lessor shall not be liable for any claim that the Lessee or the Lessee's employee or any person claiming by, through or under the Lessee may incur or make or any which arises from:

23.1.1 any fault in the construction or state of repair of the property or any part of it or the Lessor's fixtures; or

23.1.2 any defects in any services of any drains, basins, sinks or toilets in or upon the property; or

except to the extent that the said claim arises as a result of the wrongful act or negligence of Lessor or its servants, agent, contractors or employees.

23.2 The Lessee agrees that the Lessor shall not be responsible for and releases the Lessor from liability in respect of any:

23.2.1 claim relating to any items of property of the Lessee or any other person in the property or any part of it however occurring; or

23.2.2 damage or injury to any person or property in the property.

unless the claim, damage or injury results from the negligence of the Lessor.

23.3 The Lessee shall use the Lessee's best endeavours to protect and keep the property and any property contained therein from theft or robbery and shall keep all doors, windows and other openings closed and securely fastened when the property are not in use and, if required by the Lessor for the purpose of ensuring the efficient operation of the air conditioning, shall at all times keep the external windows of the property completely closed.

Clause 24. COSTS AND CHARGES

24.1 Subject to the provisions of the Retail Leases Act 1994, the Lessee shall pay to the Lessor on demand all the Lessor's reasonable legal costs and other costs of and incidental to:

**ANNEXURE C**

24.1.1 any consents and production fees required under this lease including that of any mortgagee of the property;

24.1.2 any assignment or transfer of this lease;

24.1.3 any surrender or termination of this lease other than by effluxion of time; and

24.1.4 default by the Lessee and of the Lessee's employees and invitees who may at any time be in or upon the property the subject of this lease in observing or performing any covenants, conditions or provisions of this lease.

24.2 All fitout works will require the lessor's approval and be at the lessee's cost.

**Clause 25. SECURITY DEPOSIT**

25.1 The Tenant shall furnish to the Landlord:

25.1.1 a Bank Guarantee in a form approved by the Landlord ; ~~or~~

~~25.1.2 Cash Security cheque in favour of Rental Bonds~~

for the sum equivalent to $50,000.00 and such Bank Guarantee or Cash Security money referring to Clause 25.4 shall be held by the Landlord as security for the performance by the Tenant of the Landlord's obligations under the lease.

25.2 The Landlord shall be entitled to call upon the said cash or Bank Guarantee in or towards satisfaction of any amounts of rent or other monies payable under the Lease or in or towards satisfaction of any amount which may become payable as a result of any breach by the Tenant of any of the covenants and conditions contained in the lease provided always that any such action or application shall not be deemed to be a waiver or release of any such breach.

25.3 Subject to any deduction pursuant to Clause 25.3, at the end of the Lease:

25.4.1 the money held by the Rental Bonds department shall be paid to the Tenant; or

25.4.2 the Bank Guarantee shall be delivered to the Tenant within 3 months.

**ANNEXURE C**

25.4 If a Bank Guarantee is provided by the Tenant, then such Bank Guarantee must:

25.4.1 be in favour of the Landlord and the Landlord's successors and assigns;

25.4.2 state that it is in respect of the Tenant's obligations under the lease of the premises;

25.4.3 not be restricted to specific expenses such as rent;

25.4.4 not specify an expiry date.

25.4.5 If the lessor deals with the Lessor's interest in the building so that another person becomes the lessor :

25.5.5.1 the lessor may assign the Bank Guarantee to that other person;

25.5.5.2 the lessor has no personal liability to the lessee for returning the Bank Guarantee;

25.5.5.3 the lessee must either:

(a) enter into any document that the lessor reasonably requires to effect or to perfect an assignment of the Bank Guarantee to that other person; or

(b) provide a replacement Bank Guarantee in favour of that other person.

25.4.6 be unconditional and irrevocable and assignable

25.5 If the Landlord calls upon the said cash or cheque or upon the Bank Guarantee in accordance with Clause 25.3 then:

25.5.1 if the Tenant has provided cash or a cheque in accordance with Clause 25.1, then the Tenant shall immediately provide to the Landlord cash to the extent of the amount deducted by the Landlord from the bond so held in accordance with Clause 25.3; or

25.5.2 if the Tenant has furnished a Bank Guarantee, the Tenant shall immediately provide a replacement unconditional Bank Guarantee complying with the terms set out in this Clause 25.

**ANNEXURE C**

Clause 26. INSURANCE (ADDITIONAL CLAUSE)

26.1 The Lessee will effect and keep current the Lessee's occupancy of the property a public risk policy in the name of the Lessee, for an amount in respect of any single accident or event of not less than $20,000,000.00. Such policy shall indemnify the Lessor actions, suits, claims and demands of any kind arising from the use by the Lessee, the Lessee's invitees or licensees of the property or portion thereof. Such policy must note the Lessor as an interested party.

26.2 The Lessee will insure and keep insured in the name of the Lessee and in such amount (not being less than the full insurable value) and against such risks as the Lessor may reasonably require all plate glass, windows, doors and other glass forming part of the premises. Such policy must note the Lessor as an interested party.

26.3 The Lessee will insure in their full insurable value the contents of the property.

26.4 The Lessee will not at any time during the said term do, permit or suffer to be done any act, matter or thing whereby any insurances in respect of the property may be vitiated or rendered void or voidable or (except with the approval in writing of the Lessor) whereby the rate of premium on any such insurance shall be liable to be increased.

26.5 The Lessee will not (other than in accordance with a specified use of the property approved by the Lessor) store chemicals, inflammable liquids or solids, acetylene gas or alcohol, volatile or explosive oils, compounds or substances upon or about the property and will not use any of such substances or fluids in or about the property for any purpose and will not in any way create any actual or potential fire hazard in the property.

26.6 The Lessee will from time to time as and when required by notice in writing from the Lessor forthwith pay all extra premiums of insurance on the property and its contents if any as may be required on account of extra risk caused by the use to which the property are put by the Lessee or by the bringing or keeping on the property of any materials or substances.

26.7 The Lessee will comply with insurance, sprinkler and/or fire alarm regulations in respect of any partitions which may be erected by the Lessee upon the property and the Lessee will pay to the Lessor the cost of any alterations to any sprinkler and/or fire alarm installation which may become necessary by reason of the non compliance by the Lessee with the aforesaid regulations.

26.8 All policies of insurance liable or required to be effected by the Lessee hereunder whether in respect of the property or risk of the Lessor or the Lessee shall be taken out with an insurance office or company approved by the Lessor.

26.9 The Lessee will in respect of any policy of insurance to be effected by the Lessee hereunder if so required reproduce to the Lessor the policy of insurance and the receipt for the last premium.

Clause 27. LESSEE'S DEFAULT

27.1 If:

27.1.1 the Rent or any part is in arrears and unpaid for a period of fourteen (14) days after any of the Rent payment dates (whether demanded or not); or

27.1.2 any moneys payable by the Lessee to the Lessor have not been paid within fourteen (14) days of the Lessor making a demand for payment; or

27.1.3 the Lessee defaults in the performance or observance of the other terms of this Lease which on the part of the Lessee are or ought to be performed or observed and the default continues for fourteen (14) days after service of a notice by the Lessor on the Lessee requiring the default to be remedied; or

27.1.4 the Lessee neglects, fails or refuses to carry out the repairs properly required by any notice given by the Lessor or the repairs are not completed by the Lessee within the time specified in the notice; or

27.1.5 any assignment is made of the property of the Lessee for the benefit of creditors; or

27.1.6 the Lessee being a company enters into liquidation (whether solvent or insolvent and whether voluntary, compulsory or provisional) or is

wound-up or dissolved or enters into a scheme of arrangement for creditors or a deed of company arrangement or is placed under administration or a controller (as defined in the Corporations Act) of any of its assets are appointed, then and in any of those cases the Lessee will be in default. The Lessor may elect to treat any such default as a repudiation of this Lease by the Lessee.

27.2 If the Lessee is in default the Lessor may (after first giving prior notice where required by law) at its option:

27.2.1 without any further demand or notice re-enter and take possession of the Premises (by force if necessary) and exclude the Lessee and all other persons and repossess and enjoy the Premise and thereupon this Lease will be terminated; or

27.2.2 by notice in writing to the Lessee terminate this Lease and from the date of giving such notice this Lease will be terminated; or

27.2.3 by notice in writing to the Lessee elect to convert the unexpired portion of the Term into a monthly tenancy in which event this Lease will be terminated as from the giving of such notice and thereafter the Lessee will occupy the Premises as a monthly Lessee.

27.3 The Lessor may but will not be obliged to remedy at any time without notice any default by the Lessee and whenever the Lessor so elects all reasonable costs and expenses incurred by the Lessor (including legal costs and expenses) in remedying the default will constitute a liquidated debt and will be paid by the Lessee to the Lessor on demand.

27.4 The Lessor's failure to take advantage of any default or breach on the part of the Lessee will not be or be construed as a waiver, nor will any custom or practice which may exist between the parties be construed to waive or to lessen the right of the Lessor to insist upon the performance by the Lessee of any term, covenant or condition, or to exercise any rights given to the Lessor on account of any such default.

27.5 A waiver by the Lessor of a particular breach or default will not be deemed to be a waiver of the same or any other subsequent breach of default.

**ANNEXURE C**

27.6 The acceptance of rent by the Lessor will not be deemed to be a waiver of any preceding breach by the Lessee of any term, covenant or condition of this Lease, other than the failure of the Lessee to make the particular payment of rent so accepted, irrespective of the Lessor's knowledge of the preceding breach at the time of acceptance of the rent.

27.7 Upon the termination of this Lease by the Lessor as a result of default by the Lessee, the Lessor may at its option remove from the Premises any contents of every description including but without limitation all plant, equipment, stock-in-trade and fittings and fixtures of the Lessee in or about the Premises and store the same in a public warehouse or elsewhere at the cost of and for the account of the Lessee without being guilty of conversion or becoming liable for any loss or damage occasioned by such removal, storage and/or disposal

PROVIDED ALWAYS that in the event of the Lessor storing such plant, equipment, stock-in-trade and fittings and fixtures and in the event of the

Lessee failing to claim them within seven (7) days from the commencement of such storage the Lessor may at its option treat any such plant, equipment, stock-in-trade and fittings and fixtures as if the Lessee had abandoned its interest and the Lessor may deal with them in such manner as the Lessor thinks fit. Any costs incurred by the Lessor in or about such removal, storage and/or disposal will be paid by the Lessee to the Lessor upon demand.

27.8 The Lessee expressly acknowledges and agrees that in the event that the Lessee's conduct (whether by acts or omissions constitutes a repudiation of this Lease (or of the Lessee's obligations under this Lease) or constitutes a breach of any Lease covenant the Lessee must compensate the Lessor for any loss or damage suffered by reason of or arising from any such repudiation or breach

Clause 28. RIGHTS RESERVED BY THE LESSOR

28.1 The Lessor reserves the right to use, maintain and repair all services and/or associated fixtures and fittings passing through the Premises.

28.2 The Lessor shall have the right (but not the obligation) to enter upon the Premises with all necessary materials and equipment at all reasonable times and on reasonable notice (but at any time and without notice in the case of an emergency):

**ANNEXURE C**

28.2.1 to enter and view the state of repair of the Premises and to ascertain whether or not there has been any breach of the terms of this Lease;

28.2.2 to carry out repairs or other works to the Premises or any services therein or to any adjacent building;

28.2.3 to execute any work required to remedy a defect which is the Lessee's duty to repair if the Lessee has not within twenty-one (21) days of the date of receipt by the Lessee of written notice from the Lessor requiring such defect to be repaired and without prejudice to other remedies the Lessor may recover the costs of such repairs from the Lessee forthwith on demand;

28.2.4 for the purpose of complying with the terms of any present or future legislation affecting the Premises or of any notice served on the Lessor or Lessee by any competent authority for which the Lessee is not responsible in terms of this Lease;

28.2.5 in the event the Premises are either destroyed or damaged for the purposes of rebuilding or restoration;

28.2.6 for the purpose of carrying out any repairs alterations or other works to the utility or other services provided to the Lessee.

PROVIDED ALWAYS in exercising such rights the Lessor shall use its best endeavours to minimize any disturbance caused to the Lessee in its occupation and use of the Premises.

Clause 29. LESSOR'S COVENANTS

29.1 The Lessor shall pay all rates, taxes and assessments charged upon the Premises except those which the Lessee is obliged to pay.

29.2 The Lessee paying the rent hereby reserved and duly and punctually observing and performing the covenants, obligations and provisions in this Lease on the part of the Lessee to be observed and performed shall and may peacefully possess and enjoy the Premises for the term hereby granted without any interruption or disturbance from the Lessor or any other person or persons lawfully claiming by, from or under the Lessor.

Clause 30. CAVEATABLE INTERESTS

The Lessee as beneficial owner hereby charges in favour of the Lessor all the Lessee's estate of interest in any freehold or leasehold land which the Lessee now has or may acquire with all money for which the Lessee may be liable from

time to time under this Lease and whilst the Lessee is indebted or liable or contingently liable to the Lessor under this Lease, the Lessee hereby acknowledges that the Lessor shall have a caveatable interest in such land.

Clause 31. FOR "SALE" AND "TO LET" NOTICES

The Lessee will at all reasonable times or 6 months before the expiry date of Lease permit the Lessor to exhibit to prospective tenants or purchasers the Premises and will at all times allow the Lessor to affix and exhibit where the Lessor shall think fit at any time the usual "For Sale" and the usual "To be Let" notice and the Lessee will not remove any such notice without the written consent of the Lessor.

Clause 32. PEST CONTROL

The Lessee will take all reasonable precautions to keep the property free of rodents, vermin, insect, pests, birds and animals and in the event of failing to do so will if so required by the Lessor but at the cost of the Lessee employ from time to time or periodically a reputable pest exterminators.

Clause 33. If the Lessee complies with all building regulations applying to the property and any other lawful requirements of any authority, the Lessee may with consent of Lessor erect and maintain in or over the property (including the exterior walls of the property) any signs (including illuminated signs), logos, advertisements or notices relating to the Lessee or the Lessee's business. Lessee shall at its expense remove all the signs erected at the expiry of Lease.

Clause 34. AIR CONDITIONER

Where any plant machinery or equipment for heating cooling or circulating air (all of which are herein included in the expression "air-conditioning plant") are provided or installed in the property or in the building of which the property may form part:-

34.1 The Lessor makes no warranty with respect to the condition or operation of that the air-conditioning plant nor that said plant shall remain working and operational for the use of the Lessee.

34.2 The Lessee shall be responsible and liable to the exclusion of the

Lessor to maintain and repair the air conditioning plant during the term of this lease, any renewal or holding over period. Nothing shall operate to impose an obligation on the Lessor to replace or repair the air-conditioning plant in the event of any failure, breakdown, or non-operation.

Clause 35. FIRE REGULATIONS AND ANNUAL COUNCIL MANDATORY REPORTS AND INSPECTION

The lessee will at the lessee's own cost, comply with all insurances, sprinkler, fire, fire alarm laws and regulations and awning and all other future council's

mandatory requirements and any fire certification in respect of the property leased and will pay to the lessor the cost of any alteration or addition to any sprinkler system (if any) and fire alarm installation which may become necessary by reason of non-compliance by the lessee with said regulations or the requirements of Fire and Accident Underwriter's Association or the requirements of the insurer.

Clause 36. MONTHLY TENANCY

36.1 If the Lessee continues to occupy the Property with the permission of the Lessor after the Date of Termination (other than under a further lease) the Lessee shall do so as a monthly lessee only at a monthly rental payable monthly in advance without any deduction or right of set-off whatever, being the amount of the Annual Rent payable under this lease immediately prior to any expiration or termination increased by 4%.

36.2 The monthly tenancy so created shall be determined at any time by either party by three (3) months notice in writing given to expire at the end of the next three month period but otherwise the tenancy shall continue on the same terms and conditions (so far as are applicable to a monthly tenancy) as are contained in this lease, provided that if the Lessee shall be in default in the performance of its obligations then such tenancy may be determined by written notice to the lessee expiring at any time after the expiration of twenty-four (24) hours after the date of such notice.

**ANNEXURE C**

Clause 37. CHANGE OF OWNERSHIP OF SHARES IN COMPANY

If the Lessee is a company (except a company whose shares are listed on the Australian Stock Exchange), a change in the beneficial ownership or control of a majority of the company's voting shares constitutes an assignment of this Lease.

(a) The lessee must obtain the Lessor's prior consent to any change in the beneficial ownership or control of a majority of the company's voting shares.

(b) The Lessor must not unreasonably withhold the Lessor's consent to a change of ownership if the Lessee;
-Is not in default under this Lease other than a default that has been waived by the Lessor; and
-Proves to the Lessor's satisfaction that the new directors or shareholders are a respectable, responsible and solvent person or entity; and
-If required by the Lessor (acting reasonably), obtains personal guarantees from the new directors or shareholders in favour of the Lessor in a form satisfactory to the Lessor.

Clause 38. INCONSISTENCY

If there is any inconsistency between a clause in Annexure "B" and a clause in Annexure "C" the clause contained in Annexure "C" prevails.

Sign by the Lessor Signed by the Lessee

Witness Witness

# AUTHORITY

To: RBK Family Pty Ltd ATF RBK Family Trust
And its Solicitors: PSK Legal

**LEASE**
**Landlord: RBK Family Pty Ltd (ACN 137 983 567) ATF RBK Family Trust (ABN 39 302 827 426)**
**Tenant: INNOVATION BEVERAGE GROUP LIMITED (ACN 625 701 420)**
**Premises: 29 Anvil Road, Seven Hills NSW 2147**
**Guarantor: Sahil Beri**

In consideration of the Landlord entering into a lease to be made between the Landlord, the Tenant and the Guarantor in relation to the Premises (the "**Lease**"), the Tenant and the Guarantor authorize the Landlord and its solicitors to complete the Lease by:

(a) noting any prior encumbrances;
(b) completing the attestation clause to correspond with the manner of the execution of the Lease;
(c) dating the Lease on the date determined by the Landlord;
(d) making any changes to comply with any requisitions made by NSW Land Registry Services and/or the Revenue of NSW in connection with the Lease; and
(e) inserting any other uncompleted details

Dated: 2024

**EXECUTED AS A DEED**

**Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the Authorizes person(s) whose signature(s) appear(s) below pursuant to the authority specified.**
**Corporation: INNOVATION BEVERAGE GROUP LIMITED (ACN 625 701 420)**
**Authority: section 127 of the Corporations act 2001**

**Signature of authorized person:** _______________ **Signature of authorized person:** ____________

**Name of authorized person:** __________________ **Name of authorized person:** _______________
**Office held:** ___________________ **Office held:** ____________________________

The guarantor, SAHIL BERI acknowledge that by signing this document they provide a guarantee which is joint and several. They further acknowledge that by signing this document, they have sought and received independent legal advice on their obligations as guarantors acting in a joint and several capacity.

Signed, Sealed and Delivered by )
**SAHIL BERI** )
Guarantor, in the presence of: )

---------------------------
SAHIL BERI

---------------------------
Signature of Witness

---------------------------
Name of Witness

---------------------------

Address of Witness

**Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the Authorizes person(s) whose signature(s) appear(s) below pursuant to the authority specified.**
**Corporation: RBK Family Pty Ltd (ACN 137 983 567)**
**Authority: section 127 of the Corporations act 2001**

**Signature of authorized person:** _______________ **Signature of authorized person:** _____________

**Name of authorized person:** _________________ **Name of authorized person:** _______________
**Office held:** ___________________ **Office held:** ____________________________